Exhibit 99.1

AYRO Announces Second Quarter 2022 Financial Results and Provides Corporate Update

ROUND ROCK, TX (August 11, 2022) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, announces financial results for the quarter ended June 30, 2022.

Recent Financial and Corporate Highlights:

●	Revenue of approximately $982,000 (+88% year-over-year)
●	Net loss of ($6.0) million in 2Q22 vs. net loss of ($7.7) million in 2Q21
●	Adjusted EBITDA loss of ($4.2) million in 2Q22 vs. an Adjusted EBITDA loss of ($5.9) million in 2Q21
●	Total cash and marketable securities of $58.9 million and no debt as of June 30, 2022
●	Development of the model year 2023 AYRO Z light-duty electric utility truck continues on budget

○	First unveiling of AYRO Z prototype expected by year-end 2022

“In the second quarter of 2022, we continued to make progress on selling our existing inventory of Club Car Current units as well as developing our next-generation AYRO Z platform. We believe there are numerous applications for an electric, low-speed, utility vehicle in both the public and private sector,” commented AYRO CEO Tom Wittenschlaeger. “We also believe we can create a sustainable competitive edge in the Low Speed Electric Vehicle segment with the technological and ergonomic advancements we expect to integrate into the AYRO Z.

“As stated before, we intend to manufacture and assemble the AYRO Z vehicles in our own facility in Round Rock and plan to use components that are sourced largely from North America and Europe instead of from our current supplier in the People’s Republic of China, Cenntro. We plan to unveil the first prototype AYRO Z vehicle before year-end and expect to be listed on the government’s GSA schedule by year-end as well to help facilitate vehicle sales into the federal government channel.

“Revenue in the second quarter of 2022 was approximately $982,000, marking the second highest quarterly revenue in our history. We continue to watch costs closely, though our cost of goods sold in the second quarter was especially higher because of defective components received from Cenntro that rendered the sale of the lithium-battery version of the Club Car Current impossible in the second quarter and perhaps indefinitely. Although we are still addressing this matter with Cenntro, and have asked for a full credit for the defective components that were received, we recognized the full cost of these components in the second quarter as a cost of goods sold expense.

“However, this unexpected event has not impacted our development of the AYRO Z platform — which we believe is the future of AYRO — nor our efforts to maintain a cost-conscious mindset. The supply chain for the AYRO Z is now 92% sourced, with 85% of the components thus far sourced from North America. We believe that having proven and reliable component suppliers from North America will save dramatically on shipping costs per vehicle and will allow us to avoid the long shipping times and mitigate the quality issues that we have experienced with the Club Car Current supply chain.

“With nearly $59 million in cash and marketable securities and no debt at the end of the second quarter of 2022, we believe we are in strong position to execute our business plan and launch the AYRO Z in the coming quarters. Furthermore, with its numerous food box architectures, configuration solutions, and enabling technology features that we intend to offer, such as telematics, logistics support, and route optimization, the advanced AYRO Z electric vehicles are expected to be excellent solutions for food delivery in many urban environments and address general utility needs in campus and arena environments.

“I appreciate the continued support of our shareholders, employees, and partners and look forward to providing additional updates on our progress in the future and keeping investors apprised of our progress,” concluded Mr. Wittenschlaeger.

Second Quarter 2022 Earnings Conference Call

AYRO management will also host a conference call at 8:30 a.m. ET on Thursday, August 11, 2022 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.   The conference call will also be available through a live webcast that can be accessed at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GE76P7cF or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.   The webcast replay will be available until November 11, 2022 and can be accessed through the above links. A telephonic replay will be available until August 25, 2022 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 1049292.

About AYRO, Inc.

Texas-based AYRO, Inc. designs and produces all-electric, purpose-built vehicles that are powered by technology and usable by anyone. Driven by insight gained from partners, customers, and research, AYRO delivers sustainable e-delivery solutions that empower organizations to enable sustainable fleets that extend both their brand value and exceptional user experience throughout the delivery process. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Z. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; if AYRO’s Master Procurement Agreement with Club Car is terminated, it may need to identify new strategic channel partners to support the sales of its vehicles; if AYRO loses its exclusive license to manufacture the AYRO 411x model in North America, Cenntro could sell identical or similar products through other companies or directly to AYRO’s customers; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:
CORE IR
investors@ayro.com
516-222-2560

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$40,890,769	$69,160,466
Accounts receivable, net	1,922,968	969,429
Marketable securities	17,970,906	-
Inventory, net	2,053,691	3,744,037
Prepaid expenses and other current assets	1,682,761	2,276,178
Total current assets	64,521,095	76,150,110

Property and equipment, net	1,065,953	835,160
Intangible assets, net	79,210	88,322
Operating lease – right-of-use asset	894,792	1,012,884
Deposits and other assets	41,289	41,288
Total assets	$66,602,339	$78,127,764

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$811,860	$647,050
Accrued expenses	1,064,745	2,990,513
Current portion lease obligation – operating lease	154,203	206,426
Total current liabilities	2,030,808	3,843,989
Lease obligation - operating lease, net of current portion	779,363	859,543
Total liabilities	2,810,171	4,703,532

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of June 30, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of June 30, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of June 30, 2022 and December 31, 2021, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 37,020,518 and 36,866,975 as of June 30, 2022 and December 31, 2021, respectively)	3,702	3,687
Additional paid-in capital	132,575,805	131,654,776
Accumulated deficit	(68,787,339)	(58,234,231)
Total stockholders’ equity	63,792,168	73,424,232
Total liabilities and stockholders’ equity	$66,602,339	$78,127,764

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$981,560	$522,067	$2,008,405	$1,310,936
Cost of goods sold	2,827,512	430,478	4,004,657	1,074,981
Gross profit (loss)	(1,845,952)	91,589	(1,996,252)	235,955

Operating expenses:
Research and development	1,046,797	3,042,117	1,912,204	4,969,678
Sales and marketing	337,226	668,838	1,182,042	1,227,242
General and administrative	2,741,700	4,061,681	5,446,627	7,362,994
Total operating expenses	4,125,723	7,772,636	8,540,873	13,559,914

Loss from operations	(5,971,675)	(7,681,047)	(10,537,125)	(13,323,959)

Other income (expense):
Other income, net	10,706	18,419	19,597	28,689
Interest expense	-	(1,121)	-	(2,312)
Unrealized loss on marketable securities	(13,479)	-	(35,580)	-
Other income (expense), net	(2,773)	17,298	(15,983)	26,377

Net loss	$(5,974,448)	$(7,663,749)	$(10,553,108)	$(13,297,582)

Net loss per share, basic and diluted	$(0.16)	$(0.22)	$(0.29)	$(0.39)

Basic and diluted weighted average Common Stock outstanding	36,982,436	35,315,044	36,945,240	33,678,834

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,553,108)	$(13,297,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	257,791	253,675
Stock-based compensation	591,663	3,337,494
Amortization of right-of-use asset	118,092	93,891
Provision for bad debt expense	2,069	63,333
Unrealized loss on marketable securities	35,580	-
Impairment of inventory and prepaid inventory	1,938,386	-
Change in operating assets and liabilities:
Accounts receivable	(955,609)	(355,016)
Inventory	325,282	(603,336)
Prepaid expenses and other current assets	(785,762)	302,859
Deposits	-	(18,797)
Accounts payable	164,809	1,640,043
Accrued expenses	(838,304)	991,334
Contract liability	-	(24,000)
Lease obligations - operating leases	(132,403)	(67,009)
Net cash used in operating activities	(9,831,514)	(7,683,111)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(414,197)	(482,541)
Purchase of marketable securities, net	(18,006,486)	-
Purchase of intangible assets	(17,500)	(53,512)
Net cash used in investing activities	(18,438,183)	(536,053)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	-	(21,608)
Proceeds from exercise of warrants, net of fees	-	100,000
Proceeds from exercise of stock options	-	1,224,918
Proceeds from issuance of Common Stock, net of fees and expenses	-	58,269,829
Net cash provided by financing activities	-	59,573,139

Net change in cash	(28,269,697)	51,353,975

Cash, beginning of year	69,160,466	36,537,097

Cash, end of quarter	$40,890,769	$87,891,071

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$-	$1,971
Restricted Stock issued, previously accrued	$329,381	$-
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$-	$120,440

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three and six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

(UNAUDITED)

	Three Months Ended June 30,
	2022	2021
Net Loss	$(5,974,448)	$(7,663,748)
Depreciation and Amortization	136,367	129,477
Stock-based compensation expense	303,553	1,638,071
Interest expense	-	1,121
NCM Write-Down (1)	1,317,289	-
Adjusted EBITDA	$(4,217,240)	$(5,895,079)

	Six Months Ended June 30,
	2022	2021
Net Loss	$(10,553,108)	$(13,297,582)
Depreciation and Amortization	257,791	253,675
Stock-based compensation expense	591,663	3,337,494
Interest expense	-	2,312
NCM Write-Down (1)	1,317,289	-
Adjusted EBITDA	$(8,386,364)	$(9,704,101)

	Quarter Ending
	March 31, 2022	June 30, 2022
Net Loss	$(4,578,659)	$(5,974,448)
Depreciation and Amortization	121,425	136,367
Stock-based compensation expense	288,110	303,553
Interest expense	-	-
NCM Write-Down (1)	-	1,317,289
Adjusted EBITDA	$(4,169,124)	$(4,217,240)

(1) Represents writedown of inventory related to receipt of defective AYRO 411x lithium-ion battery version units.